================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM 8-A

         FOR REGISTRATION OF SECURITIES OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                              ---------------------

                               JCC HOLDING COMPANY
               (Exact Name of Registrant as Specified in Charter)

DELAWARE                                               62-1650470
(State or Other Jurisdiction                           (IRS Employer
of Incorporation)                                      Identification No.)

                                 ONE CANAL PLACE
                           365 CANAL STREET, SUITE 900
                          NEW ORLEANS, LOUISIANA 70130
              (Address of principal executive offices and Zip Code)

                                 (504) 533-6000
              (Registrant's telephone number, including area code)
                            ------------------------

Securities to be registered pursuant to Section 12(b) of the Act:

                  Title of each class                         Name of each exchange on
                  to be so registered                         which each class is to be registered
                  -------------------                         ------------------------------------
                  None                                        None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction (A).(d), check the following box: [x]

Securities Act registration statement file number to which this form relates:
n/a

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $0.01 per share
                                (Title of class)

================================================================================

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The following brief description of JCC Holding's capital stock and related corporate governance matters is subject in all respects to applicable Delaware law and to the provisions of JCC Holding's Second Amended and Restated Certificate of Incorporation ("Certificate of Incorporation"), Third Amended and Restated Bylaws ("Bylaws"), and agreements with certain stockholders referred to below, copies of which have been filed as exhibits to this Registration Statement.

         Our plan of reorganization, filed with the U.S. Bankruptcy Court for the Eastern District of Louisiana in New Orleans ("Bankruptcy Court") on February 8, 2001, ("Plan of Reorganization") was approved by the Bankruptcy Court on March 19, 2001. It was effective on March 29, 2001. The authorized capital stock of JCC Holding consisted of 40,000,000 shares of new common stock, par value $0.01 per share ("Common Stock").

COMMON STOCK

         JCC Holding issued 12,386,200 shares of Common Stock on the effective date of the Plan of Reorganization. The holder of shares of Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. With certain exceptions, including the election of directors, each share of Common Stock has identical rights and privileges, and ranks equally, shares ratably and is identical in every respect and as to all matters, including rights in liquidation.

VOTING RIGHTS

         Unless otherwise noted, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote thereat.

REDEMPTION PROVISIONS

         JCC Holding may always redeem outstanding shares of Common Stock if in the judgment of the board of directors:

     o the holder of the Common Stock is determined by any gaming regulatory agency to be unsuitable;

     o the holder of the Common Stock has an application for a license or permit rejected, or has a previously issued license or permit suspended or revoked;

     o   the holder's possession of the Common Stock would result in:

         o   any regulatory sanction against us, or

         o the loss of any license held by us or our affiliates which is conditioned upon the holders of our Common Stock possessing prescribed qualifications, or which is necessary to conduct any portion of our business;

         o under the Third Amended and Restated Management Agreement ("Management Agreement"), the holder of Common Stock is determined by the manager of our Casino, Harrah's New Orleans Management Company (the "Manager") or any licensing authority to cause us or the Manager to lose any gaming licenses, permits, or alcoholic beverage registration.

         The terms and conditions of the redemption, with specified exceptions, shall be as follows:

         (i) the redemption price will be the fair market value of the shares, excluding any dividends on those shares not entitled to be received or such other price as required by law;

         (ii) the redemption price of the shares may be paid in cash, any debt or equity securities or any combination of the two;

         (iii) the board of directors will determine the manner of the selection of shares to be redeemed if less than all the shares are to be redeemed;

         (iv) at least 20 days' written notice of the redemption date must be given to the record holders of the shares selected to be redeemed;

         (v) following the redemption date, all rights of the owners of shares selected for redemption will cease and terminate; and

         (vi) any additional terms and conditions as the board of directors may determine.

BOARD OF DIRECTORS

         Our Certificate of Incorporation provides that the board of directors consists of seven directors. The board of directors is divided into three groups, designated Group I, Group II, and Group III. Group I and Group II consist of two directors each, and Group III consists of three directors. Upon the filing of the Certificate of Incorporation with the Secretary of State of Delaware on March 29, 2001, there were two nominated directors who collectively comprised Group I. Group I consists of one director nominated by Harrah's Entertainment Company, Inc. ("HET") and one director nominated by the Creditors' Committee. The total number of authorized nominated directors will increase by two directors comprising Group II when a second HET nominated director has been appointed, a second non-HET nominated director has been appointed, and the requisite gaming regulatory agencies have made the determination necessary to allow both of the directors to serve on the board of directors. The total number of authorized nominated directors will again increase by three directors comprising Group III when a third HET nominated director has been appointed, third and fourth non-HET nominated directors have been appointed, and the requisite gaming regulatory agencies have made determinations necessary to allow all three directors to serve on the board.

         The nominated directors in Group I will serve until the annual meeting of stockholders occurring not earlier than the first anniversary of the effective date of the Plan of Reorganization. At the meeting, HET and a majority of the non-HET nominated directors will each have the right to nominate one director to serve two-year terms. The nominated directors in Group II will serve until the annual meeting of stockholders occurring not earlier than the second anniversary of the effective date of the Plan of Reorganization. At this meeting, HET and a majority of the non-HET nominated directors will each have the right to nominate one director to serve one-year terms. The nominated directors in Group III will serve until the annual meeting of stockholders occurring not earlier than the third anniversary of the effective date of the Plan of Reorganization.

         Until the third anniversary of the effective date of the Plan of Reorganization, the provisions of our Certificate of Incorporation relating to the nominated directors may only be altered, or repealed by an affirmative vote of at least ninety-percent (90%) of the shares of the Common Stock.

         Successor directors elected at the annual meetings occurring on and after the third anniversary of the effective date of the Plan of Reorganization will be elected for a one-year term. Directors will be elected by the affirmative vote of a plurality of the issued and outstanding shares of the Common Stock present in person or represented by proxy at the stockholders meeting and entitled to vote on the election of directors. Unless otherwise specified in the Bylaws, elections of directors need not be by written ballot. Unless a director dies, resigns, retires, is disqualified or removed from office, each director will hold office until his or her term expires or until his or her successor is elected or appointed and qualified.

         A majority of the entire board of directors is required to constitute a quorum for the transaction of business at all meetings of the board of directors. The vote of the majority of the directors present at a meeting at which a quorum is present will be the act of the board of directors on behalf of JCC Holding. Despite the previous sentence, if the board of directors includes any non-HET nominated director or non-HET affiliated director, the HET nominated directors or HET affiliated directors will not be entitled to vote on any "Affiliated Party Transaction." An "Affiliated Party Transaction" includes:

      o any transaction occurring after the effective date of the Plan of Reorganization and not provided for in the Plan of Reorganization or the agreements and transactions contemplated thereby between HET and its affiliates (other than us), on the one hand, and us, on the other hand, where the value of the consideration exceeds a threshold to be established by the non-HET nominated and non-HET affiliated directors;

      o any amendment after the effective date of the Plan of Reorganization of:

      o   the Management Agreement,

      o   the Revolving Credit Agreement,

      o   the new HET/JCC Agreement relating to the Minimum Payment Guaranty, or

      o any other agreement entered into after the effective date of the Plan of Reorganization between HET and its affiliates (other than us), on the one hand, and us, on the other hand, where the anticipated value of the transactions contemplated thereby exceed a threshold to be established by the non-HET nominated and non-HET affiliated directors;

      o approval of the annual plan submitted pursuant to the provisions of the Management Agreement; and

      o any decision to terminate the Manager according to the terms and provisions of the Management Agreement.

All Affiliated Party Transactions require a majority approval of the directors who are non-HET nominated or non-HET affiliated. Until the third anniversary of the effective date of the Plan of Reorganization, the sections of the Certificate of Incorporation relating to Affiliated Party Transactions may only be altered, amended, changed or appealed by an affirmative vote of not less than ninety-percent (90%) of the issued and outstanding shares of the Common Stock.

         Until the initial term of the Group III Directors expires, any vacancy occurring in the board of an HET Nominated Director position may only be filled by a majority of the HET Nominated Directors then in office, and any vacancy occurring on the board of a non-HET Nominated Director position may only be filled by a majority of non-HET Nominated Directors then in office. Otherwise, any vacancy occurring in the board of directors may only be filled by a majority of the board of directors then in office. Any director elected to fill a vacancy shall have the same remaining term as that of his predecessor.

         Until the initial term of the Group III Directors expires, an HET Nominated Director may only be removed, with or without cause, by the HET Nominated Directors, and a non-HET Nominated Director may only be removed, with or without cause, by the non-HET Nominated Directors. Otherwise, directors may be removed from the board of directors, with or without cause, at any regular meeting or at any special meeting of stockholders by a majority of shares of Common Stock entitled to vote at an election of directors. To be eligible to serve on the board of directors, every director must be a qualified person. If any director of JCC Holding is found unsuitable by the Louisiana Gaming Control Board ("LGCB") or any other gaming regulatory agency with proper jurisdiction over that director, that director will no longer be eligible to serve on the board of directors, the term of that director will automatically terminate and no further remuneration of any kind will be paid to such director.

         Nomination of Directors. The board of directors may nominate persons for election to the board of directors of JCC Holding in the notice for the annual meeting. The board of directors, or any committee or persons appointed by the board of directors, may also nominate persons for election to the board of directors of JCC Holding at the annual meeting. Nominations of persons for election to the board of directors of JCC Holding may be made by any stockholder of JCC Holding entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth below. Nominations by any stockholder must be made under timely notice in writing to the Secretary of JCC Holding. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of JCC Holding not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting. However, if less than seventy days notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder must be received no later than the close of business on the tenth day after notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. The stockholder's notice to the Secretary must set forth the following information:

     o as to each person whom the stockholder proposes to nominate for election or reelection as a director:

         o the name, age, business address and residence address of the person,

         o   the principal occupation or employment of the person,

         o the class and number of shares of capital stock of JCC Holding which are beneficially owned by the person, and

         o any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended; and

     o   as to the stockholder giving the notice:

         o   the name and record address of the stockholder,

         o the class and number of shares of capital stock of JCC Holding which are beneficially owned by the stockholder, and

         o whether the stockholder intends or is part of a group which intends to solicit proxies from other stockholders in support of any person whom the stockholder proposes to nominate for election or reelection as a director.

JCC Holding may require any proposed nominee to furnish other information it may reasonably need to determine the eligibility of the proposed nominee to serve as a director of JCC Holding. No person will be eligible for election as a director of JCC Holding unless nominated in accordance with the procedures set forth above.

COMMITTEES OF THE BOARD

         The Certificate of Incorporation provides that the board of directors has the power to form or maintain committees of the board of directors, including without limitation, the audit committee and the compensation committee. The audit committee consists of three directors and is empowered to undertake and complete an audit or investigation, at any time, into our business affairs. The audit committee is also empowered to retain independent auditors to perform an audit or investigation. The compensation committee consists of three directors and is empowered to act on behalf of JCC Holding with respect to all matters regarding the compensation of our officers and directors.

DIVIDENDS

         Upon and after the effective date of the Plan of Reorganization, subject to any other provisions of Certificate of Incorporation, holders of Common Stock are entitled to receive the dividends and other distributions in cash, property or shares of capital stock of JCC Holding as may be declared by the board of directors. Our material agreements, including the Indenture for the Senior Notes issued by our wholly owned subsidiary Jazz Casino Company, L.L.C. ("Jazz Casino"), the Revolving Credit Agreement, and the HET/JCC Agreement forbid the payment of dividends on the Common Stock in the foreseeable future. The payment of cash dividends, if any, will be made only from assets legally available for that purpose (i.e., any net profits or capital surplus), and will depend on our financial condition, results of operations, current and anticipated capital requirements, restrictions under then existing debt instruments and material agreements, and other factors deemed relevant by our board of directors. JCC Holding does not expect to declare dividends in the foreseeable future.

AMENDMENTS TO CERTIFICATE AND BYLAWS

         Holders of a majority of the outstanding shares of Common Stock must approve any alterations, amendments, changes, or repeal of the Certificate of Incorporation, including the addition of a provision imposing cumulative voting in the election of directors. This majority approval provision does not apply to the ninety-percent (90%) votes of the stockholders specifically required until the expiration of the third anniversary of the effective date of the Plan of Reorganization to amend the provisions relating to special meeting of stockholders, prohibition of a consent of stockholders in lieu of a meeting of the stockholders, affiliated party transactions and the nominated directors.

         The board of directors may make, adopt, alter, amend, change or repeal the Bylaws by the affirmative vote of a majority of the board of directors then in office. This majority approval provision does not apply to the ninety-percent (90%) votes of the stockholders specifically required until the expiration of the third anniversary of the effective date of the Plan of Reorganization to amend the provisions relating to special meeting of stockholders, prohibition of a consent of stockholders in lieu of a meeting of the stockholders, affiliated party transactions, and the nominated directors.


STOCKHOLDER MEETINGS

         The annual meeting of stockholders will be held each year, on the date and at the time as may be fixed by the board of directors and stated in the notice of the meeting. The annual meeting will be held for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with the Bylaws. An annual meeting of stockholders may only be held after the effective date of the Plan of Reorganization, which date was March 29, 2001, and may not be held earlier than the first anniversary of the effective date. Special meetings of stockholders, for any purpose, may be called by either the Chair or the President of JCC Holding, or by a majority vote of the entire board of directors. All actions of the stockholders shall be taken at a meeting of the stockholders, and the stockholders do not have the right to take action by written consent. No action may be taken at any meeting of the stockholders at which the holders of Common Stock are entitled to vote unless a quorum of the holders of a majority of shares of Common Stock is present, except a vote to adjourn the meeting. Except as provided by law, the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum of the holders of shares of Common Stock. Unless otherwise required by law and except as otherwise set forth in the Certificate of Incorporation, in all matter other than the election of directors, any question brought before any meeting of stockholders will be decided by the vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the meeting. The board of directors will determine the order of business brought before the annual meeting.

AGREEMENTS WITH CERTAIN STOCKHOLDERS

         Registration and Listing of Common Stock. Pursuant to the Plan of Reorganization, we must use our best efforts to cause the Common Stock to be listed on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotations System upon the effective date of the Plan of Reorganization. We must also use our best efforts to be, on or prior to the effective date, a Reporting Company under the Securities Exchange Act of 1934, with respect to the Common Stock.

         In addition, we entered into the Registration Rights Agreement (Common Stock) on March 30, 2001, with Bankers Trust Company ("BTCo") and HET. Upon the request of BTCo or HET and their affiliates or permitted transferees, we will register their registrable securities under the Securities Act of 1933 ("Securities Act"). We will also provide notice of the request for registration to the registration rights holders at least 30 days prior to the anticipated filing date of the registration statement. We will use our best efforts to effect, as soon as reasonably practicable, but in no event later than 180 days of its receipt of the notice of demand registration, the registration under the Securities Act of (1) the registrable securities held by the initiating holder under this agreement, and (2) all registrable securities requested to be included in such registration by the other registration rights holders. However, we are not obligated to effect more than two such demand registrations for each of BTCo and HET and their affiliates, or permitted transferees.

         Under the Registration Rights Agreement (Common Stock), if we propose to file a registration statement under the Securities Act with respect to any underwritten offering by us for our own account or for the account of the other holders of Common Stock, we will provide notice at least 20 days before the anticipated filing date. In the notice, we will offer the other holders of Common Stock the opportunity, upon 10 days written notice to us after receipt of the original notice, to include all the registrable securities held by them in the registration statement. We will use our best efforts to cause all of the registrable securities to be registered under the Securities Act to the extent requisite to permit the disposition in the underwritten offering. However, we, after notice from the managing underwriter, will be obligated to include in the offering only those amounts of registrable securities and securities of other persons or entities that the managing underwriter determines, in its sole discretion, can be sold without an adverse effect on the price, timing or distribution of the securities offered. In this event, in cases initially involving the registration for sale of securities for our own account, securities shall be registered in the offering in the following order of priority:

     o   first, the securities which we propose to register;

     o second, the securities which may have been requested to be included in such registration under the Registration Rights Agreement (Common Stock) (pro rata based on the amount of securities sought to be registered by such persons); and

     o third, the securities of other persons or entitled to exercise "piggyback" registration rights pursuant to our contractual commitments (pro rata based on the amount of securities sought to be registered by such persons).

RESTRICTIONS ON ALIENABILITY OF EQUITY TRANSFERS

         The First Amendment to the Amended and Restated Lease Agreement, and the Amended and Restated Lease Agreement (collectively, the "Ground Lease") prohibit certain types of transfers of our equity interests without the prior written consent of the Rivergate Development Corporation ("RDC"). However, the RDC is limited to seeking an injunction against the transferees' participation in management. An entity that makes certain transfers of membership interests in us must pay the RDC 2.5% of the profit realized by the entity from that transfer. However, no transfer payment will be due in the case of any transfer of our Common Stock or other publicly traded common stock issued under our Plan of Reorganization.

         Under the Registration Rights Agreement (Common Stock), we agree not to effect any public or private sale or distribution of our equity securities, during the 14-day period prior to, and during the 90-day period beginning on either:

     o the effective date of a Registration Statement filed under a shelf registration or piggyback registration; or

     o   upon public distribution of securities during the holdback period.

We will cause each holder of privately placed equity securities issued by us to agree not to effect any public sale or distribution of the securities during the holdback period, which includes a sale under Rule 144 under the Securities Act. Further, certain holders of registrable securities which are covered by a shelf registration or piggyback registration are prohibited from effecting a public sale or distribution of our securities of the same class as the securities included in the registration statement.

         Under the Casino Operating Contract, holders of 5% or more of our equity must remain "suitable" pursuant to the standards set forth by the LGCB. If any such holder of an equity interest in us is found not suitable, then certain safe harbor requirements obligate us to take immediate good faith action to cause the unsuitable person to dispose of the person's interest. Pending the disposition, we must ensure that the unsuitable person does not exercise any right conferred by our securities.

         Under the Louisiana Economic Development and Gaming Corporation Act ("Gaming Act") and rules and regulations promulgated thereunder, any person holding or controlling a direct or beneficial 5% or more equity interest in us or the Casino's manager, is presumed to have the ability to control Jazz Casino (the operator of the Casino) or the Casino's manager. Such holders are required to be suitable by the LGCB and, unless certain requirements are met, the holder may be required to obtain certain qualifications or approvals (including a finding of suitability) from the LGCB to hold such securities. Any failure to obtain these qualifications or approvals may, by virtue of the requirements imposed on us, subject these security holders to certain requirements, limitations or prohibitions, including a requirement that the security holders liquidate their securities at a time or at a cost that is otherwise unfavorable to the security holders.

POTENTIAL EFFECT OF CERTAIN PROVISIONS UPON AN ATTEMPT TO ACQUIRE CONTROL OF JCC HOLDING

         Certain of the previous provisions of the Certificate of Incorporation and Bylaws may discourage or make more difficult the acquisition of control of us by means of a tender offer, open market purchase, proxy fight or otherwise, including certain types of coercive takeover practices and inadequate takeover bids. These provisions include (a) a staggered board of directors until March 29, 2004; (b) supermajority stockholder voting requirements to approve an amendment to our Restated Certificate of Incorporation or an amendment to the Bylaws (including shares owned by HET and its affiliates ); (c) the right of HET to nominate directors until March 29, 2004 and (d) the right of the Creditors' Committee (or directors nominated by the Creditors' Committee) under the Plan of Reorganization to nominate directors until March 29, 2004. These provisions are intended to encourage persons seeking to acquire control of us to first negotiate with us. We believe the foregoing measures provide benefits by enhancing our potential ability to negotiate with the proponent of any unfriendly or unsolicited proposal to take over or restructure us and outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

TRANSFER AGENT

         The transfer agent for the Common Stock is Wells Fargo Bank Minnesota, National Association.

ITEM 2. EXHIBITS

     EXHIBIT
       NO.                            DESCRIPTION                                 SEC DOCUMENT REFERENCE
------------------                    -----------                                 ----------------------
       2.01         Joint Plan of Reorganization under Chapter 11       Exhibit 2.2 to JCC Holding Company's Current
                    of the Bankruptcy Code as of February 8,            Report on Form 8-K dated March 29, 2001
                    2001*

       3.01         Second Amended and Restated Certificate of          Exhibit 3.01 to JCC Holding Company's Amendment
                    Incorporation of JCC Holding Company*               No. 1 to Annual Report on Form 10-K/A for the
                                                                        Year Ended December 31, 2000

       3.02         Third Amended and Restated Bylaws of JCC            Exhibit 3.02 to JCC Holding Company's Amendment
                    Holding Company*                                    No. 1 to Annual Report on Form 10-K/A for the
                                                                        Year Ended December 31, 2000

       4.01         Indenture by and between Jazz Casino Company,       Exhibit 4.01 to JCC Holding Company's Amendment
                    L.L.C., as Issuer, JCC Holding Company, JCC         No. 1 to Annual Report on Form 10-K/A for the
                    Canal Development, L.L.C., JCC Fulton               Year Ended December 31, 2000
                    Development, L.L.C., and JCC Development
                    Company, L.L.C., as Guarantors, and Wells
                    Fargo Bank Minnesota, National Association, as
                    Trustee dated as of March 30, 2001, relating
                    to aggregate principal amount of $124,520,000
                    Senior Notes due 2008*

       4.02         Registration Rights Agreement (Common Stock),       Exhibit 4.03 to JCC Holding Company's Amendment
                    dated as of March 30, 2001, among JCC Holding       No. 1 to Annual Report on Form 10-K/A for the
                    Company, Bankers Trust Company                      Year Ended December 31, 2000 Entertainment, Inc.
                    and Harrah's*

       4.03         Revolving Credit Agreement among Jazz Casino        Exhibit 4.06 to JCC Holding Company's Amendment
                    Company, L.L.C., as borrower; JCC Holding           No. 1 to Annual Report on Form 10-K/A for the
                    Company, JCC Canal Development L.L.C., JCC          Year Ended December 31, 2000
                    Fulton Development, L.L.C. and JCC Development
                    Company, L.L.C., as guarantors; and Harrah's
                    Entertainment, Inc., Harrah's Operating
                    Company, Inc., and Harrah's New Orleans
                    Management Company, as lenders*

      10.01         Amended and Restated Lease Agreement among          Exhibit 10.01 to Amendment No. 2 to JCC Holding
                    Rivergate Development Corporation, Jazz Casino      Company's Registration Statement on Form 10
                    Company, L.L.C., as Tenant, and the City of         (SEC File No. 1-02095)
                    New Orleans, as Intervenor, dated October 29,
                    1998*

      10.02         First Amendment to Amended and Restated Lease       Exhibit 10.01 to JCC Holding Company's
                    Agreement by and between Rivergate Development      Amendment No. 1 to Annual Report on Form 10-K/A
                    Corporation and Jazz Casino regarding Canal         for the Year Ended December 31, 2000
                    Street Casino Property dated as of March 29,
                    2001*

      10.03         Casino Operating Contract between the               Exhibit 10.04 to Amendment No. 3 to Harrah's
                    Louisiana Economic Development and Gaming           Jazz Company's and Harrah's Jazz Finance
                    Corporation and Harrah's Jazz Company, dated        Corp.'s Registration Statement on Form S-1 (SEC
                    March 14, 1994*                                     File No, 33-73370)

      10.04         Second Amendment to Amended and Renegotiated        Exhibit 10.02 to JCC Holding Company's
                    Casino Operating Contract between Jazz Casino       Amendment No. 1 to Annual Report on Form 10-K/A
                    Company, L.L.C. and the State of Louisiana*         for the Year Ended December 31, 2000

      10.05         Third Amendment to Amended and Renegotiated         Exhibit 10.03 to JCC Holding Company's
                    Casino Operating Contract between Jazz Casino       Amendment No. 1 to Annual Report on Form 10-K/A
                    Company, L.L.C. and the State of Louisiana          for the Year Ended December 31, 2000
                    dated as of March 29, 2001*

      10.06         Third Amended and Restated Management               Exhibit 10.04 to JCC Holding Company's
                    Agreement between Jazz Casino Company, L.L.C.       Amendment No. 1 to Annual Report on Form 10-K/A
                    and Harrah's New Orleans Management Company         for the Year Ended December 31, 2000
                    dated as of March 30, 2001*

      10.07         Amended and Restated HET/JCC Agreement among        Exhibit 10.05 to JCC Holding Company's
                    Jazz Casino Company, L.L.C., Harrah's               Amendment No. 1 to Annual Report on Form 10-K/A
                    Entertainment, Inc., Harrah's Operating             for the Year Ended December 31, 2000
                    Company, Inc., and JCC Holding Company
                    regarding Minimum Payment Guaranty, dated as
                    of March 30, 2001*

*Incorporated by reference.

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                        JCC HOLDING COMPANY


                        By:   /s/ L. Camille Fowler
                              -----------------------------------
                              L. Camille Fowler
                              Vice President - Finance, Secretary and Treasurer



Date:    July 19, 2001

                                  EXHIBIT INDEX

     EXHIBIT
       NO.                            DESCRIPTION                                 SEC DOCUMENT REFERENCE
------------------                    -----------                                 ----------------------
       2.01         Joint Plan of Reorganization under Chapter 11       Exhibit 2.2 to JCC Holding Company's Current
                    of the Bankruptcy Code as of February 8,            Report on Form 8-K dated March 29, 2001
                    2001*

       3.01         Second Amended and Restated Certificate of          Exhibit 3.01 to JCC Holding Company's Amendment
                    Incorporation of JCC Holding Company*               No. 1 to Annual Report on Form 10-K/A for the
                                                                        Year Ended December 31, 2000

       3.02         Third Amended and Restated Bylaws of JCC            Exhibit 3.02 to JCC Holding Company's Amendment
                    Holding Company*                                    No. 1 to Annual Report on Form 10-K/A for the
                                                                        Year Ended December 31, 2000

       4.01         Indenture by and between Jazz Casino Company,       Exhibit 4.01 to JCC Holding Company's Amendment
                    L.L.C., as Issuer, JCC Holding Company, JCC         No. 1 to Annual Report on Form 10-K/A for the
                    Canal Development, L.L.C., JCC Fulton               Year Ended December 31, 2000
                    Development, L.L.C., and JCC Development
                    Company, L.L.C., as Guarantors, and Wells
                    Fargo Bank Minnesota, National Association, as
                    Trustee dated as of March 30, 2001, relating
                    to aggregate principal amount of $124,520,000
                    Senior Notes due 2008*

       4.02         Registration Rights Agreement (Common Stock),       Exhibit 4.03 to JCC Holding Company's Amendment
                    dated as of March 30, 2001, among JCC Holding       No. 1 to Annual Report on Form 10-K/A for the
                    Company, Bankers Trust Company                      Year Ended December 31, 2000 Entertainment, Inc.
                    and Harrah's*

       4.03         Revolving Credit Agreement among Jazz Casino        Exhibit 4.06 to JCC Holding Company's Amendment
                    Company, L.L.C., as borrower; JCC Holding           No. 1 to Annual Report on Form 10-K/A for the
                    Company, JCC Canal Development L.L.C., JCC          Year Ended December 31, 2000
                    Fulton Development, L.L.C. and JCC Development
                    Company, L.L.C., as guarantors; and Harrah's
                    Entertainment, Inc., Harrah's Operating
                    Company, Inc., and Harrah's New Orleans
                    Management Company, as lenders*

      10.01         Amended and Restated Lease Agreement among          Exhibit 10.01 to Amendment No. 2 to JCC Holding
                    Rivergate Development Corporation, Jazz Casino      Company's Registration Statement on Form 10
                    Company, L.L.C., as Tenant, and the City of         (SEC File No. 1-02095)
                    New Orleans, as Intervenor, dated October 29,
                    1998*

      10.02         First Amendment to Amended and Restated Lease       Exhibit 10.01 to JCC Holding Company's
                    Agreement by and between Rivergate Development      Amendment No. 1 to Annual Report on Form 10-K/A
                    Corporation and Jazz Casino regarding Canal         for the Year Ended December 31, 2000
                    Street Casino Property dated as of March 29,
                    2001*

      10.03         Casino Operating Contract between the               Exhibit 10.04 to Amendment No. 3 to Harrah's
                    Louisiana Economic Development and Gaming           Jazz Company's and Harrah's Jazz Finance
                    Corporation and Harrah's Jazz Company, dated        Corp.'s Registration Statement on Form S-1 (SEC
                    March 14, 1994*                                     File No, 33-73370)

      10.04         Second Amendment to Amended and Renegotiated        Exhibit 10.02 to JCC Holding Company's
                    Casino Operating Contract between Jazz Casino       Amendment No. 1 to Annual Report on Form 10-K/A
                    Company, L.L.C. and the State of Louisiana*         for the Year Ended December 31, 2000

      10.05         Third Amendment to Amended and Renegotiated         Exhibit 10.03 to JCC Holding Company's
                    Casino Operating Contract between Jazz Casino       Amendment No. 1 to Annual Report on Form 10-K/A
                    Company, L.L.C. and the State of Louisiana          for the Year Ended December 31, 2000
                    dated as of March 29, 2001*

      10.06         Third Amended and Restated Management               Exhibit 10.04 to JCC Holding Company's
                    Agreement between Jazz Casino Company, L.L.C.       Amendment No. 1 to Annual Report on Form 10-K/A
                    and Harrah's New Orleans Management Company         for the Year Ended December 31, 2000
                    dated as of March 30, 2001*

      10.07         Amended and Restated HET/JCC Agreement among        Exhibit 10.05 to JCC Holding Company's
                    Jazz Casino Company, L.L.C., Harrah's               Amendment No. 1 to Annual Report on Form 10-K/A
                    Entertainment, Inc., Harrah's Operating             for the Year Ended December 31, 2000
                    Company, Inc., and JCC Holding Company
                    regarding Minimum Payment Guaranty, dated as
                    of March 30, 2001*

*Incorporated by reference.